BRITISH COLUMBIA
BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

T.K. SPARKS

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: May 31, 2024 01:41 PM Pacific Time

Incorporation Number: **BC0967987**

Recognition Date and Time: *Incorporated on April 19, 2013 02:36 PM Pacific Time*

NOTICE OF ARTICLES

Name of Company:

BIOHARVEST SCIENCES INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
#704 - 595 HOWE STREET
BOX 35
VANCOUVER BC V6C 2T5
CANADA

Delivery Address:
#704 - 595 HOWE STREET
VANCOUVER BC V6C 2T5
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
#704 - 595 HOWE STREET
BOX 35
VANCOUVER BC V6C 2T5
CANADA

Delivery Address:
#704 - 595 HOWE STREET
VANCOUVER BC V6C 2T5
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Ryan, David K.

Mailing Address:
[ADDRESS REDACTED]

Delivery Address:
[ADDRESS REDACTED]

Last Name, First Name, Middle Name:
TSUR, DAVID

Mailing Address:
[ADDRESS REDACTED]

Delivery Address:
[ADDRESS REDACTED]

Last Name, First Name, Middle Name:
RAKIB, VIVIEN

Mailing Address:
[ADDRESS REDACTED]

Delivery Address:
[ADDRESS REDACTED]

Last Name, First Name, Middle Name:
FIDDICK, JOHN

Mailing Address:
[ADDRESS REDACTED]

Delivery Address:
[ADDRESS REDACTED]

Last Name, First Name, Middle Name:
BINDER, ANNE

Mailing Address:
[ADDRESS REDACTED]

Delivery Address:
[ADDRESS REDACTED]

Last Name, First Name, Middle Name:
RAKIB, ZAKI

Mailing Address:
[ADDRESS REDACTED]

Delivery Address:
[ADDRESS REDACTED]

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached
2.	No Maximum	Preferred Shares	Without Par Value With Special Rights or Restrictions attached